Exhibit 10.1

Execution Version

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of March 23, 2022 between Gesher I Acquisition Corp., a Cayman Islands exempted company (the “Company”), and M&G (ACS) Japan Equity Fund (the “Purchaser”), as managed by M&G Investment Management Limited, a private company limited by shares organized and existing under the laws of England and Wales with the registered number 00936683 and whose registered office is 10 Fenchurch Avenue, London, England, EC3M 5AG, United Kingdom.

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”);

WHEREAS, the Company has registered with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-1 (the “Registration Statement”) in its initial public offering (“IPO”) 11,500,000 units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit is comprised of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”, and the Ordinary Shares included in the Public Units, the “Public Shares”), and one-half of one warrant, where each whole warrant is exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, subject to the terms of the Warrant Agreement filed by the Company with the SEC (the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Company undertook a private placement, that closed simultaneously with the IPO Closing, of Warrants (the “Private Placement Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO were deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, the Purchaser has entered into a Subscription Agreement with Gesher I Sponsor LLC (the “Subscription Agreement”);

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for an aggregate of 4,000,000 units (the “Forward Purchase Units”) of the Company or, at the Company’s option, the ultimate parent company in the Business Combination (the “Parent”), for $10.00 per unit (the “Forward Purchase Price”), or an aggregate of $40,000,000, effective as of immediately prior to, or simultaneously with, the closing of the Company’s Business Combination (the “Business Combination Closing”), with each Forward Purchase Unit being identical to one Public Unit and consisting of one Ordinary Share and one-half of one Warrant;

WHEREAS, Purchaser desires to irrevocably commit $10,000,000 of Purchaser’s capital to backstop redemptions of Ordinary Shares by shareholders of the Company who have properly elected to redeem their Ordinary Shares pursuant to the organizational documents of the Company (“SPAC Redemptions”), in exchange for which the Company or, at the Company’s option, Parent, will issue to Purchaser as set forth and in accordance with Section 1(b) below: (i) an additional amount of ordinary shares in the Company, or at the Company’s option, Parent, and (ii) 500,000 warrants of the Company or, at the Company’s option, Parent, effective as of immediately prior to, or simultaneously with, the Business Combination Closing (the “Backstop Subscription”); and

WHEREAS, this Agreement amends and restates in its entirety that certain Forward Purchase Agreement, dated August 26, 2021, by and between the Company and the Purchaser.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Sale and Purchase.

(a) Forward Purchase Units.

(i) The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company or, at the Company’s option, Parent, the Forward Purchase Units, in accordance with Section 1(a)(ii), for $10.00 per Forward Purchase Unit.

(ii) The Forward Purchase Units shall be issued and sold by the Company and purchased by the Purchaser as follows:

(A) At least seven (7) days prior to any vote of the Company’s board of directors to approve a definitive agreement (a “Definitive Agreement”) for a Business Combination with any specific target business other than the company identified in the separate written communication delivered by the Company to the Purchaser concurrently herewith or any successor or affiliate thereof (the “Specified Target” and together with each such other target, each a “Target”), written notice (the “Transaction Notification”) shall be delivered by the Company to the Purchaser (such date of delivery, the “Notice Date”) of the Company’s intention to hold such a board vote. Such Transaction Notification shall set forth the material terms and such other information as may be reasonably necessary for the Purchaser to evaluate the terms of such Business Combination.

(B) The Purchaser shall have until five (5) days after the Notice Date (such date five (5) days after the Notice Date, the “Notification Deadline”) to deliver written notice to the Company, which written notice shall state that it desires to purchase hereunder the Forward Purchase Units set forth in the Transaction Notification (a “Purchase Notice”).

(C) If the Purchaser fails to deliver a Purchase Notice by the Notification Deadline, the Purchaser shall be excused from its obligation to purchase the Forward Purchase Units in connection with a specific Business Combination. After the Notification Deadline, the Company will no longer have any obligation to accept a Purchase Notice from the Purchaser or sell the Forward Purchase Units to the Purchaser with respect to a Business Combination with such Target. Each Purchase Notice shall constitute an irrevocable undertaking and agreement by the Purchaser to purchase the Forward Purchase Units at the Forward Closing (as defined below).

(D) No Transaction Notification shall be required in respect of a Business Combination with the Specified Target in which, immediately after the Closing of the Business Combination and after taking into account the completion of the transactions contemplated hereby, the Purchaser will be a beneficial owner of less than or equal to 19.9% of the share capital of the Parent, and the Purchaser by execution of this Agreement shall be deemed to have delivered a Purchase Notice and made an irrevocable undertaking and agreement to purchase the Forward Purchase Units and provide the Backstop Subscription at the Forward Closing in respect of such a Business Combination.

(iii) If the Purchaser delivers or is deemed to deliver a Purchase Notice, the Company shall deliver a notice to the Purchaser (the “Closing Notice”) at least two (2) Business Days before and conditional on the Business Combination Closing, specifying the date of the Business Combination Closing, the aggregate Forward Purchase Price and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Units (the “Forward Closing”) shall be on the same date and immediately prior to, or simultaneously with, the Business Combination Closing (such date and time being referred to as the “Forward Closing Date”). At the Forward Closing, the Company or, at the Company’s option, Parent, will issue to the Purchaser the Ordinary Shares and Warrants comprising the Forward Purchase Units, each registered in the name of the Purchaser, and identical to the Ordinary Shares and Warrants comprising the Public Units, against delivery of the Forward Purchase Price in cash via wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

(iv) The Purchaser acknowledges and understands that in order to receive information possessed by the Company related to such Targets, the Purchaser will be required to enter into or be joined to confidentiality and nondisclosure agreements on customary and reasonable terms with such Targets restricting the use and disclosure of such information, and that, under certain circumstances, the Purchaser may come into possession of material, nonpublic information regarding a publicly traded company, including the Company.

(v) The Company shall, within one (1) Business Day following the entry into a Definitive Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by such Definitive Agreement, the Business Combination and any other material, non-public information that the Company has provided to the Purchaser at any time prior to such filing. The Company shall not publicly disclose the name of the Purchaser without the prior written consent of the Purchaser, except to the extent (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or any regulatory agency or under the rules and regulations of Nasdaq (or another national securities exchange), in which case the Company shall provide the Purchaser with prior written notice of such required disclosure. The Purchaser will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated hereby (including filings with the SEC).

(vi) For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(vii) Each book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.”

(b) Backstop Subscription.

(i) By delivery, or deemed delivery, of a Purchase Notice in respect of a Business Combination, Purchaser irrevocably commits $10,000,000 of Purchaser’s capital to backstop SPAC Redemptions. In exchange for the agreement to commit such capital, the Company or, at the Company’s option, Parent, shall issue to Purchaser effective as of immediately prior to, or simultaneously with, the Business Combination Closing:

(A) 500,000 warrants of the Company or, at the Company’s option, Parent, with each such warrant being identical to one Warrant (the “Backstop Warrants”); and

(B) such number of ordinary shares of the Company, or at the Company’s option, Parent, that is equal to the Backstop Subscription Amount divided by $10.00 (rounded up to the nearest whole number) (the “Backstop Shares” and, together with the Forward Purchase Units and the Backstop Warrants, the “Securities”).

(ii) For the avoidance of doubt, regardless of whether the Backstop Subscription Amount is $10,000,000 or $0, the Company will issue to Purchaser all of the Backstop Warrants.

(iii) For purposes hereof: (A) “Backstop Subscription Amount” means an amount equal to (A) $100,000,000 minus (B) the Available Closing SPAC Cash; provided that in no event shall the Backstop Subscription Amount exceed $10,000,000 or be less than $0; and (B) “Available Closing SPAC Cash” shall be an amount equal to (A) the amount of cash in the Trust Account immediately prior to the Closing (after reduction for the aggregate amount of payments required to be made in connection with the SPAC Redemptions) plus (B) the aggregate amount of funds that have been funded, or that will be funded immediately prior to or concurrently with the Closing, to the Company or Parent in connection with any forward purchase agreements and PIPE investments entered into by Company or Parent in connection with the Business Combination.

(iv) With respect to the Backstop Subscription, the Company shall deliver a Closing Notice to Purchaser at least two (2) Business Days before and conditional on the Business Combination Closing, specifying the date of the Business Combination Closing, the total number of Ordinary Shares of the Company subject to SPAC Redemptions, the Available Closing SPAC Cash, the aggregate Backstop Subscription Amount and instructions for wiring the Backstop Subscription Amount. The closing of the issuance and sale of the Backstop Warrants and the Backstop Shares (the “Backstop Closing” and, together with the Forward Closing, the “Closing”) shall be on the Forward Closing Date and immediately prior to, or simultaneously with, the Business Combination Closing. At the Backstop Closing, the Company will issue to the Purchaser the Backstop Shares (if any) and the Backstop Warrants, each registered in the name of the Purchaser, against delivery of the Backstop Subscription Amount (if greater than $0) in cash via wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof except as otherwise indicated:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. The Purchaser hereby confirms, that as of the date hereof and as of the issuance and sale of the Securities, the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or any Ordinary Shares underlying such Securities, for resale, except as provided herein (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h) No Public Market. The Purchaser understands that no public market now exists for the Securities.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. As of the date hereof and the issuance and sale of the Securities, the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l) No General Solicitation. To the Purchaser’s knowledge, neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m) Residence. As of the date hereof and the issuance and sale of the Securities, the Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof, unless the Purchaser has otherwise notified the Company in writing.

(n) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(o) Adequacy of Financing. The Purchaser has available to it, and will maintain through the Closing, sufficient funds to satisfy its obligations under this Agreement.

(p) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with EarlyBirdCapital, Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, as of the date hereof and the issuance and sale of the Securities, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

(r) Certain Other Relationships. Except as disclosed to the Company in writing prior to the date hereof, the Purchaser is not an affiliate of and has no material relationship with any of the potential Business Combination Targets that the Company is evaluating and identified in writing to the Purchaser prior to the date hereof. The Purchaser will promptly notify the Company if it becomes aware of any such relationship on or after the date hereof.

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows, as of the date hereof and (except where otherwise specified) as of the date of the issuance and sale of the Securities:

(a) Organization and Corporate Power. The Company is an exempted company duly formed and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. As of the date hereof, the Company has no subsidiaries.

(b) Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i) 100,000,000 Ordinary Shares, 14,575,000 of which are issued and outstanding; and

(ii) 1,000,000 preference shares, par value $0.0001 per share, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company to authorize the Company to enter into this Agreement, and by the Company or Parent, as applicable, to issue the Securities at the Closing, has been taken or will be taken prior to the Closing. All corporate action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Securities will be issued in compliance with all applicable federal and state securities laws.

(e) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities laws, if any, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as it may be amended from time to time (the “Charter”), or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted any operations other than organizational activities and activities in connection with offerings of its securities.

(h) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(i) No Disqualification Event. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (“Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

(j) No Foreign Corrupt Practices. Each of the Company and any of its directors and officers is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

(k) SEC Reports. As of their respective filing dates, all reports required to be filed by the Company with the SEC (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(l) No Anti-Money Laundering. (i) Each of the Company and any of its directors and officers has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) the Company maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Company, with respect to such laws, regulations and rules is pending and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(m) No Litigation. There is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company, except, in each case, for such matters as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. Registration Rights.

(a) Registration. The Company shall (i) use commercially reasonable efforts to file within thirty (30) calendar days after the Business Combination Closing (the “Filing Date”) a registration statement on Form S-1 (a “Forward Registration Statement”) covering the resale of the Securities and underlying securities (collectively, the “Registrable Securities”); pursuant to Rule 415 under the Securities Act; (ii) use commercially reasonable efforts to cause a Forward Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Business Combination Closing and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligation to include the Registrable Securities in the Forward Registration Statement is contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall maintain each Forward Registration Statement in accordance with the terms hereof (provided that the Company shall be entitled to postpone and suspend the effectiveness or use of the Forward Registration Statement during any customary blackout or similar period or as permitted hereunder), and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Forward Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Forward Registration Statement. The Company shall use its commercially reasonable efforts to convert the Forward Registration Statement to a Form S-3 or F-3 or similar as soon as practicable after the Company is eligible to use such short-form registration statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Forward Registration Statement as set forth in this Section 4.

(b) The Company will use its commercially reasonable efforts to provide a draft of the Forward Registration Statement to the undersigned for review (but not comment) at least two (2) business days in advance of filing the Forward Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of the Forward Registration Statement as a result of or in connection with the undersigned’s review. In no event shall the Purchaser be identified as a statutory underwriter in the Forward Registration Statement unless required by the SEC or otherwise agreed to by the Purchaser in writing; provided, that if the SEC requests that the Purchaser be identified as a statutory underwriter in the Forward Registration Statement, the Purchaser will have an opportunity to withdraw from the Forward Registration Statement. Any failure by the Company to file or to effect the Forward Registration Statement by the deadlines set out herein shall not otherwise relieve the Company of its obligations to file or effect the Forward Registration Statement as set forth above in this Section 4. The Company shall, upon reasonable request, inform the Purchaser as to the status of the registration effected by the Company pursuant to this Agreement.

(c) Company Obligations. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Forward Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable Forward Registration Statement or any subsequent shelf Forward Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Registrable Securities or (ii) the date all Registrable Securities held by the Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the effective date of the Forward Registration Statement;

(ii) advise the Purchaser within five (5) Business Days:

(A) when a Forward Registration Statement or any amendment thereto has been filed with the SEC and when such Forward Registration Statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any Forward Registration Statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any Forward Registration Statement or the initiation of any proceedings for such purpose;

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Forward Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Forward Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Forward Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Forward Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Ordinary Shares issued by the Company have been listed (each, an “Exchange”);

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Purchaser to sell the Registrable Securities under Rule 144.

(d) Legend Removal.

(i) If the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(a)(vi). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities, as applicable, without any such legend.

(ii) Additionally, at Purchaser’s request and at the Company’s expense, when a Forward Registration Statement identifying the Purchaser as a selling stockholder is effective under the Securities Act and no Suspension Event (as defined in Section 4(i)) is in effect, then (A) upon delivery by Purchaser of representations as to the matters set forth in Exhibit A hereto, and (B) if required by the Company’s transfer agent, the Company will use commercially reasonable efforts to promptly cause an opinion of counsel based, among such other things, on the representations and undertakings of the Purchaser, to be delivered to the Company’s transfer agent together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities, as applicable, without any such legend.

(e) Certificates. The Company shall cooperate with a Purchaser, at its request, to facilitate the timely preparation and delivery of physical certificates representing the securities underlying the Securities and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request. Any such physical certificates shall be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 1(a)(vi).

(f) Suspension Events. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Forward Registration Statement, and from time to time to require the Purchaser not to sell under the Forward Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Forward Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Forward Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Forward Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Forward Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Forward Registration Statement is effective or if as a result of a Suspension Event the Forward Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus)

not misleading, the Purchaser agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Forward Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(g) Opt-Out Notice. The Purchaser may deliver written notice (including via email) (an “Opt-Out Notice”) to the Company requesting that the Purchaser not receive notices from the Company otherwise required by this Section 4; provided, however, that the Purchaser may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Purchaser and the Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Purchaser’s intended use of an effective Forward Registration Statement, the Purchaser will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4) and the related suspension period remains in effect, the Company will so notify the Purchaser, within one (1) Business Day of the Purchaser’s notification to the Company, by delivering to the Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide the Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(h) Indemnification.

(i) The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchaser (to the extent a seller under the Forward Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Purchaser, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (A) any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent (x) that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein or (y) offers or sales by the Purchaser during a Suspension Event. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the Purchaser. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. The Purchaser shall indemnify, defend and hold harmless the Company, the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Company, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and their successors and assigns, from and against any and all Losses, as incurred, that arise out of or are based on sales by the Purchaser during a Suspension Event.

(ii) The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any seller named in the Forward Registration Statement (the “Other Sellers”), and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Seller under this Agreement. The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(i) Transfer. The rights, duties and obligations of the Purchaser under this Section 4 may be assigned or delegated by the Purchaser in conjunction with and to the extent of any permitted transfer or assignment of Registrable Securities by the Purchaser to any transferee or assignee pursuant to Section 9(f).

5. Additional Agreements and Acknowledgements of the Purchaser.

(a) Right of First Refusal. The Company hereby grants the Purchaser, together with all other purchasers entering into similar Forward Purchase Agreements with the Company as of or prior to the date hereof (“Other Purchasers”), a right of first refusal with respect to any additional third-party equity financing required by the Company in connection with any Business Combination, excluding financings to the Target, the equityholders of the Target or the initial shareholders of the Company or their affiliates (such financing, an “Additional Financing”). The Company shall notify the Purchaser of the principal terms of any proposed Additional Financing and offer the Purchaser the right to participate in such Additional Financing pro rata with all Other Purchasers. If the Purchaser chooses to accept, the Purchaser shall have five (5) Business Days from the date of such notice to enter into a definitive subscription agreement providing for such Additional Financing. In the event the Purchaser does not elect to purchase such equity securities, the Company shall be free to sell such equity securities to one or more third-party purchasers on the terms contained in such notice. Notwithstanding anything to the contrary herein, the Purchaser shall irrevocably waive such right of first refusal, and such right of first refusal shall no longer be applicable, if the Purchaser fails to deliver a Purchase Notice prior to the Notification Deadline.

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company has established the Trust Account for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(c) Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of the initial proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Ordinary Shares owned by it in favor of any proposed Business Combination.

(d) Redemption. The Purchaser hereby irrevocably waives any rights to which it would otherwise be entitled to redeem any Forward Purchase Units (including the underlying Ordinary Shares) or any other Ordinary Shares owned by it (including any Ordinary Shares acquired in the IPO) into funds held in the Trust Account upon the successful completion of a Business Combination.

6. Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Public Shares on the NASDAQ Capital Market (or another national securities exchange).

7. Conditions for the Closing.

(a) The obligation of the Purchaser to purchase the Securities at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of the Securities;

(ii) The Company shall have delivered to the Purchaser a certificate evidencing the Company’s or, if applicable, Parent’s, good standing as a Cayman Islands company;

(iii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(v) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities;

(vi) No amendment or modification of the terms of the Business Combination, in the form most recently provided by the Company prior to the execution by the Purchaser of a Purchase Notice, shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Purchaser would reasonably expect to receive under this Agreement without having received Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed);

(vii) There shall not have occurred any suspension of the Securities for sale or trading on the Exchange and, to the Company’s knowledge, no proceedings for any such purpose shall have been initiated or threatened.

(b) The obligation of the Company to sell the Securities at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of the Securities;

(ii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

8. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) automatically:

(i) if the Business Combination is not consummated within 18 months from the IPO Closing, unless extended in accordance with the Charter; or

(ii) if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price, if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Gesher I Acquisition Corp., Hagag Towers, North Tower, Floor 24, Haarba 28, Tel Aviv, Israel, Attention: Chief Executive Officer, Email: emg@varanacapital.com, with a copy to the Company’s counsel at Bryan Cave Leighton Paisner LLP, One Atlantic Center, 14th Floor, 1201 W. Peachtree St., NW, Atlanta GA 30309, Attention: Amy Wilson, Email: amy.wilson@bclplaw.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. For the avoidance of doubt, this Agreement amends and restates in its entirety that certain Forward Purchase Agreement, dated August 26, 2021, by and between the Company and the Purchaser.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Notwithstanding the foregoing, (i) this agreement and all of the Purchaser’s rights and obligations may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more affiliates of the Purchaser; provided that any transfer prior to the Business Combination Closing shall require the prior written consent of the Company, not to be unreasonably withheld, and (ii) the Company may transfer or assign all of its rights and obligations under this Agreement to Parent either prior to or after the Business Combination Closing without the prior written consent of Purchaser.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Securities.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references to dollars or $ refer to U.S. dollars.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

M&G INVESTMENT MANAGEMENT LIMITED on behalf of M&G (ACS) JAPAN EQUITY FUND

By:	/s/ Jeremy Punnett
Name: Jeremy Punnett
Title: Director

Address for Notices:

M&G Investment Management Limited
[Redacted]

COMPANY:

GESHER I ACQUISITION CORP.

By:	/s/ Ezra Gardner
Name: Erza Gardner
Title: Authorized Signatory

Exhibit A

The representations to be delivered by the Purchaser under Section 4(d)(ii) of this Agreement are that the Purchaser:

•	is a Qualified Institutional Buyer as defined in the Securities Act of 1933;

•	understands and agrees that the Securities cannot be sold under the Registration Statement during a Suspension Event;

•

understands and agrees that the Securities cannot be sold under Rule 144 until at least one year after the Business Combination, and thereafter only at such time as the Company is current in its public reporting requirements;

•	has reasonable and customary compliance procedures in place to prevent the sale of the Securities when prohibited; and

•

has notified the custodian holding the Securities and any brokers having authority to execute sales of such Securities of these representations, and directing them to effect any sales without express approval of the Purchaser.